Exhibit 99.1

Jupiter Wellness Appoints Jarrett Boon, as COO

●	Boon was one of the original thought leaders and investors in LifeLock, which was subsequently acquired for $2.3 billion.
●	He will lead the launch and growth of the Safety Shot business, a $1.56 billion market opportunity.
●	David Sadler will move to the position of CMO.

JUPITER, FL – August 29, 2023 — Jupiter Wellness, Inc. (Nasdaq: JUPW), a diversified company that supports health and wellness, today announced the appointment of Jarrett Boon as the Company’s COO.

Boon was the Co-Founder and CEO of GBB Drink Lab. Jupiter recently announced that it had entered into a definitive agreement to acquire Safety Shot, the world’s first rapid blood alcohol detox drink, and all related assets from GBB Drink Lab. Safety Shot creates a new product category for rapid alcohol detoxification in the fast-growing hangover remedy market, valued at $1.56 billion in 2020 and projected to grow at a CAGR of 14.6% through 2028.

Boon has over 30 years of experience building successful businesses from creation to exit. He was one of the original thought leaders and investors in LifeLock, a leading identity protection provider, where he applied his expertise in sales, marketing, and strategic business development to grow LifeLock to $500 million in revenue. LifeLock went public in 2012 and was subsequently acquired by Symantec in 2016 for $2.3 billion. Prior to LifeLock, Boon founded SW Promotions, a marketing and advertising company. SW Promotions and its 400 employees were acquired by one of its publicly traded partners.

“I’m super excited to join Jupiter Wellness before the imminent launch of Safety Shot and to build the business into what I believe can be an iconic functional wellness beverage brand. While Safety Shot is an entirely different industry than LifeLock, there are very similar patterns in terms of safety, as well as the potential growth trajectory of the business,” Jarrett Boon stated.

“With the GBB Drink Lab executive team all now on board with Jupiter, we believe the success of the Safety Shot launch is assured. This team has a stellar track record of success and we are thrilled that they will lead the business,”

stated Jupiter Wellness CEO Brian John.

About Jupiter Wellness

Jupiter Wellness is a diversified company that supports health and wellness by researching and developing over-the-counter (OTC) products and intellectual property. The Company’s product pipeline addresses a range of conditions, including hair loss, psoriasis, and vitiligo. Revenue is generated through the sales of OTC and consumer products and licensing royalties.

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for Email Alerts at https://jupiterwellness.com/email-alerts/ and by following Jupiter Wellness on Twitter and LinkedIn.

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Forward Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness and, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Jupiter Wellness Media Contact:

Phone: 561-244-7100

Email: info@JupiterWellness.com

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